Exhibit 99.1.



 U. S. STEEL RECEIVES ANTITRUST CLEARANCE FOR PROPOSED NATIONAL STEEL
                              ACQUISITION

     PITTSBURGH, March 31 - The Department of Justice Antitrust

Division advised United States Steel Corporation (NYSE: X) today that its investigation related to U. S. Steel's proposed acquisition of substantially all of National Steel Corporation's assets has been closed.  This notification clears the way for U. S. Steel to pursue the National Steel purchase free of antitrust considerations.

     Regarding this development, U. S. Steel Chairman and CEO

Thomas J. Usher said, "We are delighted to have this timely resolution in a way that allows us to achieve efficiencies that will benefit the combined entity and all of our customers.  This is another important step in the process to acquire National Steel.

     "Signing a new progressive labor agreement covering the USWA-

represented plants of both U. S. Steel and National is the next important step, and we are making good progress on that front.  We are confident that we will have a labor agreement in place and be prepared to bid for National.  We look forward to participating in the bankruptcy auction."

                                 -o0o-